PART III

INDEX OF EXHIBITS/ITEM 17


A. UNDERWRITING AGREEMENT.............
 	(none used- n/a)

Item 5
Page 4
B.	Charters and Bylaws..............

C.	Instruments defining the Rights of
Item 14
Page 16
 	Security Holders...........
Item 14
Page 16

D. Subscription Agreement
 (upon purchase of securities of this
offering Shareholders agree to the following:
1. Terms and conditions of issuers
2. Req. for Purchase
2.	Fees/int. associate with purchase
3.	Unless buying in bulk agree to be
 shareholder
Without having major own share with
company) ........ Item 14    Page 16

E. Voting Trust Agreement
(The voting Trust agreement is for all
shareholders
Of WEBDS that have a minimum of 1% equity
 Web Debt Solutions, LLC or more. This agreement
allows all Share Holders to:
1.	Call general meeting
2.	to create a unified block of votes
3.	Help resolve conflicts of interest
	 	 	 	 	 	 	...
.............  Item 14  	Page 16

	F. Material Contract..............
	 	 	Item 10, 14  Page 11, 16

G. Plan of Acquisition, Reorganization,
Arrangement,

Liquidation, or Succession.................
  	 	Item 9

Page 11, 12
H. Escrow Agreements..........
	Item 9

Page 9, 10
I. Letter re change In Certifying
II. Accountant...... Item 9

J.	Power of Attorney..... N/A

K.	Consents..........   N/A

Page 9

L. Opinion le Legality...........
	 	Item 5

Page 6
M. "Testing the Waters" materials.......
 	 	Item 5
Page 6

N.	Appointment of agent for service

of process....... N/A

O.	Additional Exhibits....... 	 	N/A



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